                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       Golden West Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                GOLDENWEST LOGO

                1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612

                                                                  March 16, 1998

Dear Stockholder:

     The Annual Meeting of Stockholders of Golden West Financial Corporation will be held May 5, 1998, commencing at 11:00 a.m. on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California. The management and directors of Golden West Financial Corporation look forward to meeting with you at that time.

     Attached to this letter is the formal notice of meeting and proxy statement. We urge you to complete and return the enclosed proxy immediately. A prepaid return envelope is provided for that purpose. If you attend the meeting, you may withdraw your previously mailed proxy and vote at the meeting.

     Sincerely yours,

     --------------------------               ---------------------------
     SIG                                      SIG
     HERBERT M. SANDLER                       MARION O. SANDLER
     Chairman of the Board and                Chairman of the Board and
     Chief Executive Officer                  Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                       GOLDEN WEST FINANCIAL CORPORATION

     The Annual Meeting of Stockholders of Golden West Financial Corporation (the "Company") will be held on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California on Tuesday, May 5, 1998, commencing at 11:00 a.m. for the following purposes:

        (1) To elect three members of the Board of Directors to hold office for three-year terms and until their successors are duly elected and qualified;

        (2) To ratify the selection of independent auditors; and

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 9, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during ten days prior to the meeting, at the office of the Secretary of Golden West Financial Corporation, 1901 Harrison Street, Oakland, California.

                                          By order of the Board of Directors

                                          SIG
                                          ROBERT C. ROWE
                                          Senior Vice President and Secretary
March 16, 1998

IMPORTANT: TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE,
           SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE WHICH HAS BEEN PROVIDED.

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Golden West Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders on May 5, 1998 ("Annual Meeting") for the purposes set forth in the foregoing notice. Any stockholder may revoke his proxy at any time prior to exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or upon request if such stockholder is present at the meeting and chooses to vote in person.

     The expense of soliciting proxies will be paid by the Company. Proxies may be solicited by regular employees of the Company personally or by telephone or telegraph, and the Company will upon request reimburse persons holding shares in their names, or the name of their nominees, but not owning the shares beneficially, for reasonable expenses of forwarding proxy materials to their principals.

     The principal executive offices of the Company are located at 1901 Harrison Street, Oakland, California 94612. This Proxy Statement and the enclosed Proxy are being sent or given to stockholders commencing March 16, 1998.

                               VOTING SECURITIES

     Only stockholders of record on the books of the Company at the close of business on March 9, 1998 ("Record Date") will be entitled to vote at the Annual Meeting. On the Record Date there were outstanding 57,162,754 shares of Common Stock of the Company, $.10 par value. Stockholders are entitled to one vote for each share held except that, in the election of directors, each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held by such stockholder multiplied by the number of directors to be elected (three), which votes may be cast for a single candidate or distributed among any or all candidates as such stockholder sees fit. The three candidates for director receiving the highest number of votes shall be elected. Consistent with Delaware law, abstentions and broker non-votes will not be counted, except that shares owned by stockholders submitting signed proxies will be counted for the purpose of determining whether a quorum of stockholders is present at the Annual Meeting.

                             ELECTION OF DIRECTORS

     Pursuant to Article Seventh of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes. Each class of directors consists of three directors. The second class of directors is being elected at the 1998 Annual Meeting and will serve until the 2001 Annual Meeting. The third class of directors will serve until the 1999 Annual Meeting and the first class of directors will serve until the 2000 Annual Meeting.

     Three directors are to be elected at the 1998 Annual Meeting. Patricia S. King, Marion O. Sandler and Leslie Tang Schilling are nominees for directors. Ms. King and Mrs. Sandler were elected directors by a vote of the stockholders at the 1995 Annual Meeting of Stockholders. Ms. Tang Schilling was appointed by the Board of Directors in July 1996 to fill a vacancy in the second class of directors. Ms. Schilling is President of L.T.D.D., Inc. and Golden Bay Investments, Inc., which are real estate and investment management companies.

     In the absence of instructions to the contrary, shares represented by the enclosed proxy will be voted FOR the election of the above nominees to the Board of Directors. If any of such persons are unable or unwilling to be nominated for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominees as the Company's Board of Directors may propose. The management of the Company has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Notwithstanding the foregoing, if one or more persons other than those named above are nominated as candidates for the office of director, the proxy holders may cumulate votes and the enclosed proxy may be voted in favor of any one or more of the nominees named above, to the exclusion of others, and in such order of preference as the proxy holders may determine in their discretion.

     Set forth below is certain information concerning the nominees and the members of the Board of Directors who will continue in office after the 1998 Annual Meeting:

                                                                                 COMMON STOCK
                                                                           BENEFICIALLY OWNED AS OF
                                                                             FEBRUARY 28, 1998(1)
  CONTINUING DIRECTORS         BUSINESS EXPERIENCE       SERVED AS         ------------------------
    AND NOMINEES FOR         DURING PAST FIVE YEARS      DIRECTOR          NUMBER OF       PERCENT
    DIRECTOR (CLASS)          AND OTHER INFORMATION        SINCE     AGE     SHARES        OF CLASS
------------------------  -----------------------------  ---------   ---   ----------      --------
Maryellen B. Cattani(I)   Attorney-at-Law and Executive    1996      54         2,000          --
                          Vice President, General
                          Counsel and Secretary of APL,
                          Ltd. (2)
Louis J. Galen(III)       Retired (Since 1982) Company     1959      72     1,167,998(3)      2.0%
                          Officer, Private Investor
Antonia Hernandez(III)    President and General Counsel    1995      50           720          --
                          of The Mexican American Legal
                          Defense and Educational Fund
Patricia A. King(II)      Professor of Law, Georgetown     1994      55           100          --
                          University, Washington, D.C.;
                          Adjunct Professor, Department
                          of Health Policy and
                          Management, School of Hygiene
                          and Public Health, Johns
                          Hopkins University
Bernard A. Osher(III)     Chairman, Butterfield and        1970      70     3,147,150         5.4%
                          Butterfield, Auctioneers
Kenneth T. Rosen(I)       Professor of Business            1984      49         3,000          --
                          Administration, Haas School
                          of Business; Chairman of the
                          Fisher Center for Real Estate
                          and Urban Economics,
                          University of California,
                          Berkeley
Herbert M. Sandler(I)(4)  Chairman of the Board and        1963      66     5,255,547(5)(6)    9.0%
                          Chief Executive Officer of
                          the Company, World Savings
                          and Loan Association and
                          World Savings Bank, FSB
Marion O. Sandler(II)(4)  Chairman of the Board and        1963      67     5,665,377(5)(7)    9.7%
                          Chief Executive Officer of
                          the Company, World Savings
                          and Loan Association and
                          World Savings Bank, FSB
Leslie Tang               President of L.T.D.D., Inc.      1996      43         1,000          --
  Schilling(II)           and Golden Bay Investments,
                          Inc.(8)
All directors and officers as a group (16 persons)                         11,093,585(9)     19.0%

---------------

(1) Held directly with sole voting and investment powers unless otherwise noted, subject to community property laws where applicable.

(2) Ms. Cattani ended her employment with APL, Ltd. in December, 1997. She is a member of the Board of Directors of ABM Industries Incorporated.

(3) Includes 1,063,498 shares held in trust by Mr. Galen with sole voting and investment powers. Also includes 34,000 shares, with shared voting and investment powers, held in a charitable trust for which Mr. Galen is trustee.

(4) Member of the Executive Committee.

(5) Includes for both Herbert M. Sandler and Marion O. Sandler, husband and wife, 4,752,027 shares, with shared voting and investment powers, held jointly by Mr. and Mrs. Sandler, as co-trustees.

(6) Includes for Herbert M. Sandler 900 shares with voting and investment powers in trust for the benefit of his sister-in-law, 163,208 shares with shared voting and investment powers held in trusts for the benefit of

    Mr. and Mrs. Sandler's descendants with Mr. and Mrs. Sandler as co-trustees, and 468,420 shares which Mr. Sandler may acquire upon exercise of employee stock options exercisable on February 28, 1998, or within 60 days thereafter.

(7) Includes for Marion O. Sandler 30,060 shares with voting and investment powers in trust for the benefit of herself and descendants, 356,580 shares with voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendants, 163,208 shares with shared voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendants with Mr. and Mrs. Sandler as co-trustees, and 476,710 shares which Mrs. Sandler may acquire upon exercise of employee stock options exercisable on February 28, 1998, or within 60 days thereafter.

(8) Leslie Tang Schilling is a member of the Board of Directors of Tristate Holdings, Ltd.

(9) Includes 5,546,589 shares as to which officers and directors share with others voting and/or investment powers. Also includes 1,275,570 shares which certain officers may acquire upon the exercise of employee stock options exercisable on February 28, 1998, or within 60 days thereafter.

     The continuing directors and nominees for elections as directors have had the principal occupations or employments set forth in the foregoing table for at least the past five years.

     Herbert M. Sandler and Marion O. Sandler are husband and wife. Bernard A. Osher is the brother of Mrs. Sandler. Herber M. Sandler, Marion O. Sandler and Bernard A. Osher may be deemed to be "control" persons of the Company, within the meaning of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The business address for Mr. and Mrs. Sandler is 1901 Harrison Street, Oakland, California 94612. The business address for Mr. Osher is 220 San Bruno Avenue, San Francisco, California 94103.

     During 1997, the Company's Board of Directors held four meetings. The Board of Directors has standing Nominating, Audit, Compensation and Stock Option Committees. The members of the Nominating Committee in 1997 were Maryellen B. Cattani, Louis J. Galen, and Antonia Hernandez. Maryellen B. Cattani was appointed a member of the Nominating Committee at the May 1997 Board Meeting. The Nominating Committee's principal function is to identify and propose to the Board qualified individuals as potential candidates for the position of Director. The Nominating Committee does not consider recommendations from stockholders for nominations for Director. The Nominating Committee did not meet during 1997. The members of the Audit Committee in 1997 were Maryellen B. Cattani, Louis J. Galen, and Kenneth T. Rosen. The principal function of the Audit Committee is to assist the Board of Directors in reviewing the financial statements of the Company and its subsidiaries as issued to its stockholders and others. The Audit Committee held four meetings of its members during 1997. The members of the Compensation and Stock Option Committees in 1997 were Patricia A. King, Kenneth T. Rosen, and Leslie Tang Schilling. The Compensation Committee met twice during 1997. The report of the Compensation Committee is set forth below:

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

     The Compensation Committee's primary function is to review and recommend, for review by the Board of Directors, the salaries and other compensation of the Company's senior executive officers and to administer the Company's Annual Incentive Bonus Plan (the "Incentive Plan"), which was approved by the Company's stockholders at the 1997 Annual Meeting and became effective as of January 1, 1997. In addition, the members of the Compensation Committee serve as the Company's Stock Option Committee which approves the grants of stock options pursuant to the Company's Stock Option Plan, including grants of stock options to executive officers of the Company. The Compensation Committee met in January 1997 to review and recommend to the Board of Directors the Incentive Plan and to establish the performance standards and targets under such plan. At that time, the Compensation Committee also reviewed and recommended to the Board of Directors the salaries for 1997 of the Company's chief executive officers ("Chief Executive Officers") who had voluntarily taken a reduction in annual salary in order to preserve the deductibility to the Company of their total compensation (see Tax Deductibility of Executive Compensation below). The

Compensation Committee also met in May of 1997 to recommend to the Board of Directors salaries, for the period May 1, 1997 through April 30, 1998, for the Company's President and Senior Executive Vice President (together with the Chief Executive Officers, the "Senior Executive Officers"). The Compensation Committee also met in February 1998 to determine the incentive awards payable to the Company's Chief Executive Officers under the terms of the Incentive Plan for the Company's 1997 performance. The cash compensation of the Company's other executive officers was determined through normal annual reviews by their managers, who included one or more of the Chief Executive Officers, the President, or the Senior Executive Vice President. The compensation of each such officer was determined in those reviews with reference to the officer's individual performance in such officer's area of responsibility and the manager's assessment of the officer's contribution to the performance of the Company.

  COMPENSATION GOALS AND APPROACH

     The Committee's goals were to provide compensation that: (a) reflects both the Company's and the executives' performance; (b) compares reasonably with compensation in the relevant market; and (c) attracts and retains high quality executives. In addition, concerning the incentive awards payable under the Incentive Plan, the amounts paid are directly tied to the Company's performance. In its evaluation of executive compensation for the Senior Executive Officers, the Committee considered factors relating to the Company's performance, compared to a peer group, and the compensation of the Company's Senior Executive Officers relative to the compensation of executives in the peer group. As determined by the Committee, the peer group consisted of the top performing regional bank holding companies that had between $30 billion and $50 billion in assets as of December 31, 1996 and a primary bank operating subsidiary with a rating from Moody's of A1 or better and from Standard and Poor's of A+ or better (Boatmen's Bancshares, Corestates Financial Corp., First Bank System, Mellon Bank Corp., National City Corp., SunTrust Banks, Inc., U.S. Bancorp and Wachovia Corp.) and the two largest savings and loan holding companies in the nation (H.F. Ahmanson & Co. and Great Western Financial Corporation).

     The Committee considered several measures of performance in evaluating the Company's performance relative to the peer group, including: total assets; yearend stock prices; net earnings; fully-diluted net income per share; return on average assets; return on average equity; capital levels; the ratio of non-performing assets ("NPAs") and troubled debt restructured ("TDRs") to period-end loans; the ratio of net chargeoffs to average loans and leases; loan loss coverage; the ratio of general and administrative expenses ("G&A") to interest income and other income; the ratio of non-interest expenses to pretax earnings; and the ratio of pretax earnings to net interest income and non-interest income. In addition, in evaluating compensation, the Committee also considered other factors, including: the attainment of long-term plans and budgets; the attainment of goals and objectives; the attainment of credit ratings by nationally-recognized rating services; the attainment of regulatory examination ratings by the Company and its operating subsidiaries, World Savings and Loan Association and World Savings Bank, FSB; the attainment of regulatory capital standards by the operating subsidiaries; the strategic accomplishments of the Company; and the general assessment of the executives by peers, equity analysts and others.

     With respect to total compensation, the Committee considered annual compensation of the Company's Senior Executive Officers relative to executives in the peer group, for the period 1994 through 1996, including: (i) salary, bonuses and other forms of cash compensation; and (ii) equity-based compensation, including restricted stock and stock options. In general, the Committee concluded that while exact comparisons could not be made, the compensation of the Company's Senior Executive Officers for the period in question was in accordance with compensation for the peer group.

     The Committee elected not to award stock options to the Company's executive officers during 1997.

  TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's two Chief Executive Officers and to each of the other three most highly compensated executive officers. The Company generally may deduct compensation paid to such an officer only to the extent that the compensation does not exceed $1 million during any fiscal year or is "performance-based" as defined in Section 162(m). The Incentive Plan, which is designed to preserve the deductibility of certain cash compensation by qualifying it as "performanced-based," was approved at the 1997 Annual Meeting. In addition, non-qualified stock options granted under the Company's Stock Option Plan qualify as "performance-based" under Section 162(m). Incentive stock options granted under the Company's Stock Option Plan generally do not entitle the Company to a tax deduction without regard to Section 162(m).

  1997 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICERS

     Effective as of January 1, 1997, the Chief Executive Officers' salaries were reduced, voluntarily, from their previous levels. This was done in order to ensure the continued deductibility to the Company of the Chief Executive Officers' compensation. Such reduction was accompanied by the adoption of the Incentive Plan, which provides for the potential award of incentive-based compensation which will be fully deductible to the Company.

     The Committee met in January 1997 to review and recommend to the Board of Directors the adoption of the Incentive Plan and the establishment of performance standards and targets for 1997. At that time, the Compensation Committee also reviewed the salaries of the Company's Chief Executive Officers and determined to recommend no change in such salaries in light of the Company's performance and the adoption of the Incentive Plan. The Committee also met in February 1998 to certify the Company's 1997 performance under the Incentive Plan and to determine the amount of awards payable to the Chief Executive Officers for 1997. During the year ended December 31, 1997 (the "1997 Plan Year"), the Company met or exceeded the performance targets established by the Committee at the beginning of the 1997 Plan Year. Such targets were based on Return on Average Assets, Return on Average Equity, Earnings Per Share, General and Administrative Expenses to Average Assets, and Non-Performing Assets to Total Assets. As a result of the Company's performance during the 1997 Plan Year, the Committee confirmed an award under the Incentive Plan to each Chief Executive Officer in the amount of $71,734. This award was determined based on an indicated award under the Incentive Plan of $105,000, adjusted pursuant to the Committee's discretionary authority so that the total of salary and incentive award did not exceed a five percent increase over the Chief Executive Officers' salaries during 1996.

                                          COMPENSATION COMMITTEE
                                               Patricia A. King, Chairman
                                               Kenneth T. Rosen
                                               Leslie Tang Schilling

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").

     Based solely on the Company's review of such reports and written representations from certain persons that certain of such reports were not required to be filed by such persons, no officer, director or person who owns more than ten percent of a registered class of the Company's equity securities failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 1997, except that, with respect to Director Hernandez, neither a Form 4 nor a Form 5 were filed in a timely manner for certain stock purchases by Ms. Hernandez for the benefit of her minor children.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership, as of the dates indicated, of each stockholder other than Herbert M. Sandler, Marion O. Sandler, and Bernard A. Osher, known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The table also sets forth the beneficial ownership, as of February 28, 1998, of each of the executive officers named in the Summary Compensation Table located elsewhere in this proxy statement who are not also directors of the Company:

                                                 AMOUNT AND NATURE OF    PERCENT OF
     NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP      CLASS
     ------------------------------------        --------------------    ----------
Dodge & Cox, Incorporated......................       4,375,612(1)          7.7%
One Sansome Street
San Francisco, CA 94104

Wellington Management Company/.................       5,463,500(2)(4)       9.6%
Thorndike, Paine & Lewis
75 State Street
Boston, MA 02109

The Windsor Funds, Inc.,.......................       5,463,300(3)(4)       9.6%
a member of the Vanguard Group of
Investment Companies
Vanguard Financial Center
Valley Forge, PA 19482

James T. Judd..................................         115,710(5)           .2%
Senior Executive Vice President
of the Company and President and
Chief Operating Officer of
World Savings and Loan Association
and World Savings Bank, FSB
1901 Harrison Street
Oakland, CA 94612

Russell W. Kettell.............................         414,310(5)           .7%
President and Treasurer of the Company
and Senior Executive Vice President of
World Savings and Loan Association
and World Savings Bank, FSB
1901 Harrison Street
Oakland, CA 94612

Dirk S. Adams..................................          31,100(5)           .1%
Group Senior Vice President of the Company,
World Savings and Loan Association and
World Savings Bank, FSB
1901 Harrison Street
Oakland, CA 94612

---------------

(1) Includes 4,375,612 shares with sole disposition power and 3,859,512 with sole voting power, based upon SEC Schedule 13G dated February 12, 1998.

(2) Includes 5,463,500 shares with shared disposition power and 200 shares with shared voting power, based upon SEC Schedule 13G dated January 14, 1998.

(3) Includes 5,463,300 shares with shared disposition power based upon SEC
    Schedule 13G dated February 9, 1998.

(4) The shares reported by the Windsor Fund are also included in those reported by Wellington Management Company.

(5) Includes 90,000, 144,240, and 22,900 shares which Messrs. Judd, Kettell, and Adams, respectively, may acquire upon exercise of employee stock options exercisable on February 28, 1998 or within 60 days thereafter.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation paid to each of the two Chief Executive Officers and to the three most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries is set forth below:

                           SUMMARY COMPENSATION TABLE
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                             LONG TERM
                                                         ANNUAL COMPENSATION                COMPENSATION
                                           -----------------------------------------------  ------------
                                                                    OTHER ANNUAL             ALL OTHER
                                                                    COMPENSATION   OPTIONS  COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR  SALARY (A)   BONUS (B)       (C)        (#)(D)       (E)
    ---------------------------      ----  ----------   ---------   ------------   -------  ------------
HERBERT M. SANDLER                   1997   $950,000     $71,734       $9,319            0    $  4,795
  Chairman of the Board and          1996    973,080          --        8,014       35,000       5,650
  Chief Executive Officer of         1995    931,176          --        9,427       25,000       5,133
  the Company, World Savings and
  Loan Association and World
  Savings Bank, FSB
MARION O. SANDLER                    1997    950,004      71,734       14,760            0       4,795
  Chairman of the Board and          1996    973,080          --        8,112       35,000       5,650
  Chief Executive Officer            1995    931,176          --        9,416       25,000       5,133
  of the Company, World Savings and
  Loan Association and World
  Savings Bank, FSB
JAMES T. JUDD                        1997    607,108          --       13,376            0       5,020
  Senior Executive Vice President    1996    580,968          --        9,146       17,500      47,317(F)
  of the Company and President and   1995    555,952          --        7,309       15,000     105,135(F)
  Chief Operating Officer of World
  Savings and Loan Association and
  World Savings Bank, FSB
RUSSELL W. KETTELL                   1997    551,232          --        7,273            0       5,020
  President and Treasurer of the     1996    527,492          --        8,676       17,500       5,650
  Company and Senior Executive       1995    504,772          --        2,659       15,000       5,133
  Vice President of World Savings
  and Loan Association and World
  Savings Bank, FSB
DIRK S. ADAMS                        1997    350,004          --        1,522            0       5,020
  Group Senior Vice President of     1996    319,804          --        2,158            0       5,650
  the Company and World Savings      1995    297,000          --        2,044        2,400       5,133
  and Loan Association and World
  Savings Bank, FSB

---------------

(A)  Amounts shown include cash compensation earned by executive officers.

(B) Amounts shown include cash compensation earned under the Company's Incentive Plan.

(C) Amounts are for cash reimbursement for income taxes on account of certain fringe benefits provided to such individuals.

(D) Options granted are under the Company's 1996 Stock Option Plan which provides for the issuance of both incentive stock options and non-qualified stock options.

(E) Amounts shown in this column represent, primarily, except for Mr. Judd, Company contributions on behalf of each of these officers to the Company's 401(K) plan, $4,750 (1997 and 1996) and $4,620 (1995).

(F) Includes $41,667 in 1996 and $100,000 in 1995, representing the portion of previously vested and available amounts which Mr. Judd elected to receive in these years pursuant to a deferred compensation agreement.

INDEBTEDNESS OF MANAGEMENT

     The following table sets forth information relating to all loans made to each individual who was a director or officer of the Company during 1997:

                                           HIGHEST         UNPAID           RANGE OF
                                        INDEBTEDNESS       BALANCE       INTEREST RATES
                                            SINCE           AS OF       FROM JAN. 1, 1997
                 NAME                   DEC. 31, 1996   FEB. 28, 1998   TO FEB. 28, 1998
                 ----                   -------------   -------------   -----------------
J. L. Helvey                              $127,957        $125,005       6.009% to 6.207%
Carl M. Andersen                           294,585         289,017        6.059 to 6.263
                                           189,806         185,906        7.209 to 7.413
William C. Nunan                           304,107         295,626        5.759 to 5.963

     All of the above loans are secured by first trust deeds on single family residences. J. L. Helvey is an Executive Vice President of the Company and Carl
M. Andersen and William C. Nunan are Senior Vice Presidents of the Company. All three officers hold their same titles with World Savings and Loan Association and World Savings Bank, FSB.

DEFERRED AND RETIREMENT COMPENSATION

     The Company has entered into deferred compensation agreements with certain of the key employees of the Company and its subsidiaries, as selected by the Office of the Chairman, including Messrs. Judd, Kettell, and Adams.

     The agreements provide for benefits payable in monthly installments over ten years upon retirement at age 65 or upon the death of the employee (paid to his beneficiary). The agreements contain vesting schedules that provide for full vesting by ages ranging from 58 to 63, depending upon the age of the employee at the time the agreement was executed. The vesting schedules provide that one-third of the benefits vest during the first half of the vesting period and two-thirds vest during the second half.

     The annual installments payable upon retirement at age 65 or death to Messrs. Judd, Kettell, and Adams are $300,000, $375,000, and $200,000, respectively. As of December 31, 1997, Messrs. Judd, Kettell, and Adams had accumulated vested benefits which would entitle them to annual installments payable as described above of $155,510, $217,550, and $20,940, respectively. During 1997, the following amounts under the agreements were vested for the accounts of Messrs. Judd, Kettell, and Adams, respectively: $333,300, $505,500, and $77,400. In addition, Mr. Judd has $400,000 in fully vested benefits remaining from a separate deferred compensation agreement that originally provided for an aggregate of 120 monthly installments of $8,333 each to be paid to him at his election.

     The Company carries life insurance policies on the lives of these employees in amounts estimated to be sufficient to cover its obligations under the agreements. If assumptions as to mortality experiences, future policy dividends and other factors are realized, the Company will recover an amount equal to all retirement payments under the agreements, plus the premiums on the insurance contracts and the interest that could have been earned on the use of the retirement and premium payments.

COMPENSATION OF DIRECTORS

     An annual retainer of $18,000, paid monthly, and a fee of $2,500 for each Board of Directors meeting attended is paid to directors who are not employees of the Company. In addition, the Chairman of the Audit Committee receives a fee of $1,500 per Audit Committee meeting attended and each of the other members of the Audit Committee receives a fee of $1,250 for each Audit Committee meeting attended.

STOCK OPTIONS

     Information concerning individual grants of stock options made to the two Chief Executive Officers and to the three most highly compensated executive officers of the Company during the year ended December 31, 1997 is set forth below:

                              OPTION GRANTS TABLE

                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1997
                               INDIVIDUAL GRANTS

        NAME
        ----
Herbert M. Sandler    No stock options were granted to the two Chief Executive
Marion O. Sandler     Officers or to the three most highly compensated executive
James T. Judd         officers of the Company during the year ended December 31,
Russell W. Kettell    1997. The Company also did not grant any stock appreciation
Dirk S. Adams         rights.

     Information concerning exercises of stock options by these individuals during the year ended December 31, 1997, and certain information concerning unexercised stock options is set forth below:

                    OPTION EXERCISES AND YEAREND VALUE TABLE

      AGGREGATED OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 31, 1997 AND
                    DECEMBER 31, 1997 YEAREND OPTION VALUES

                                                                      NUMBER OF               VALUE OF UNEXERCISED
                                   SHARES                        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  ACQUIRED                      AT DECEMBER 31, 1997         AT DECEMBER 31, 1997(B)
                                 ON EXERCISE      VALUE      ---------------------------   ---------------------------
             NAME                    (#)       REALIZED(A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   -----------   -----------   -------------   -----------   -------------
Herbert M. Sandler.............     76,400     $6,255,632      448,420        55,000       $34,141,078    $2,682,813
Marion O. Sandler..............    120,000      9,825,600      456,710        55,000        34,851,945     2,682,813
James T. Judd..................     15,710      1,134,503       80,000        27,500         5,191,375     1,341,406
Russell W. Kettell.............     45,760      3,330,956      134,240        27,500         9,667,330     1,341,406
Dirk S. Adams..................      8,200        445,141       22,900             0         1,392,881             0

---------------

(A) Market value of underlying securities at exercise date less the option price.

(B) Market value of unexercised "in-the-money" options at year end less the option price of such options.

COMMON STOCK PERFORMANCE GRAPH

     The graph below compares the yearly change in the Company's cumulative total stockholder return on its Common Stock for the five years ended December 31, 1997 with the cumulative total return, assuming reinvestment of dividends, of each of the Standard & Poor's 500 Stock Index and the Standard & Poor's Regional Bank Index. The returns of each component company of each index have been weighted according to the stock market capitalization of the respective company. Cumulative total stockholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the beginning and the end of the measurement period by (ii) the share price at the beginning of the measurement period.

                   TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH

                                    LEGENDS

     Assumes $100 invested on December 31, 1992 in the stock of Golden West Financial Corporation, S&P 500 Index, and the S&P Regional Banks (weighted by market capitalization). Total return assumes reinvestment of dividends.

                              APPROVAL OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 1998, subject to stockholder approval. If the stockholders do not vote in favor of the appointment of Deloitte & Touche LLP, the Board of Directors will consider the selection of other auditors.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. They will be given the opportunity to make a statement, if they desire to do so.

     Deloitte & Touche LLP has served as the Company's independent auditors since 1963 and was selected by the Board of Directors to serve in 1997, which selection was ratified and approved by the stockholders of the Company on May 1, 1997. In order to be adopted, the proposal to approve the appointment of Deloitte & Touche LLP as auditors for the Company must be approved by the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the meeting. The Board of Directors recommends a vote FOR the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 1998.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders' proposals intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company not later than November 16, 1998, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Proposals should be addressed to the Company at 1901 Harrison Street, Oakland, California, 94612, Attention: Corporate Secretary.

                                 OTHER MATTERS

     The management knows of no business other than that mentioned above to be transacted at the Annual Meeting, but if other matters do properly come before the meeting it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment, and discretionary authority to do so is included in the proxy.

                                          GOLDEN WEST FINANCIAL CORPORATION
                                          Oakland, California

March 16, 1998

GOLDEN       PROXY PROXY SOLICITED BY BOARD OF DIRECTORS
WEST
FINANCIAL          The undersigned hereby appoints Herbert M. Sandler, Bernard
CORPORATION        A. Osher, and J. L. Helvey, or any of them, each with power of substitution, as proxies of the undersigned to attend the
                   Annual Meeting of Stockholders of Golden West Financial
                   Corporation (the "Company"), to be held on the fourth floor of the Company's headquarters located at 1901 Harrison
                   Street, Oakland, California on May 5, 1998, commencing at
                   11:00 a.m., and any adjournment thereof, and to vote the
                   number of shares of Common Stock, $.10 par value, of the
                   Company, which the undersigned would be entitled to vote if personally present on the following:
(1) ELECTION OF DIRECTORS                     [ ] FOR all nominees listed below
                                              (except as marked to the contrary below)

(1) ELECTION OF DIRECTORS                   [ ] WITHHOLD AUTHORITY to vote
                                            for all nominees listed below

           Patricia A. King, Marion O. Sandler, Leslie Tang Schilling

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

(2) RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, to serve as the Company's independent auditors for the year ended December 31, 1998.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

(3) In their discretion, upon all other matters as may properly be brought before the meeting or any adjournment thereof.

                                    (Continued and to be signed on reverse side)

------------------------------------------------------------------------

                            O FOLD AND DETACH HERE O

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                       GOLDEN WEST FINANCIAL CORPORATION

    The Annual Meeting of Stockholders of Golden West Financial Corporation (the "Company") will be held on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California on Tuesday, May 5, 1998, commencing at 11:00 a.m. for the following purposes:

    (1) To elect three members of the Board of Directors to hold office for three-year terms and until their successors are duly elected and qualified;

    (2) To ratify the selection of independent auditors; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on March 9, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during ten days prior to the meeting, at the office of the Secretary of Golden West Financial Corporation, 1901 Harrison Street, Oakland, California.

                                         By order of the Board of Directors

                                         SIG
                                         ROBERT C. ROWE
                                         Senior Vice President and Secretary
March 16, 1998

IMPORTANT: TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DETACH,
           COMPLETE, DATE, SIGN AND MAIL THE ATTACHED PROXY PROMPTLY IN THE RETURN ENVELOPE WHICH HAS BEEN PROVIDED.

(Continued from other side)

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED BY MANAGEMENT AND FOR PROPOSAL 2.

        Please date and sign below exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full names in such capacity.

                                                --------------------------------
                                                   (Signature of Stockholder)

                                                --------------------------------
                                                   (Signature of Stockholder)

                                                Dated , 1998

 Stockholders are Urged to Complete, Sign and Return This Proxy Promptly in the
                               Enclosed Envelope.

------------------------------------------------------------------------

                            FOLD AND DETACH HERE  O